Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO	SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C

FOUNDED 1866

September 8, 2015

Stericycle, Inc.

28161 North Keith Drive

Lake Forest, Illinois 60045

Re:  Stericycle, Inc.

       Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Stericycle, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of:

(i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

(ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); and

(iii) depositary shares (“Depositary Shares”) representing fractional interests in shares of Preferred Stock.

The Common Stock, Preferred Stock and Depositary Shares are hereinafter sometimes called, collectively, the “Securities”.

Unless otherwise specified in the applicable prospectus supplement:

(i) the Preferred Stock will be issued in one or more series and the number of shares and the designation, powers, preferences and rights of the shares of each such series of Preferred Stock, and any qualifications, limitations or restrictions thereon, will be set forth in a certificate of designation (each, a “Certificate of Designation”); and

(ii) the Depositary Shares representing fractional interests in the shares of Preferred Stock of any series will be evidenced by depositary receipts (the “Depositary Receipts”) issued pursuant to a deposit agreement (each, a “Deposit Agreement”) to be entered into by the Company and a depositary (each, a “Depositary”);

each of the foregoing to be substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or a document incorporated or deemed to be incorporated by reference in the Registration Statement. All Certificates of Designation, Depositary Receipts, Deposit Agreements and certificates evidencing any of the Securities are hereinafter called, collectively, the “Transaction Documents.”

Sidley Austin (CA) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

September 8, 2015

This letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth in this letter, we have examined and relied upon copies of the Registration Statement, copies, certified by an officer of the Company, of the Company’s amended and restated certificate of incorporation, as amended (the “Charter”), amended and restated by-laws (the “By-Laws”) and certain resolutions (the “Resolutions”) adopted by the Company’s Board of Directors (the “Board”) on August 26, 2015 and certificates of certain other officers of the Company. The Charter, the By-Laws, the Resolutions and any additional resolutions that may be adopted by the Board or any duly authorized committee thereof in connection with the offering, issuance or sale of any Securities or any of the Transaction Documents or transactions related thereto are hereinafter called, collectively, the “Governing Documents.” We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and other documents as we have deemed necessary or appropriate for the purpose of rendering the opinions set forth in this letter. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to an offering of shares of Common Stock covered by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such shares of Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in accordance with the Governing Documents and the Delaware General Corporation Law (the “DGCL”) authorizing and approving the issuance, sale and delivery of such shares of Common Stock at a purchase price (payable in cash or another form of legally permissible consideration) in an amount not less than the aggregate par value thereof, in each case as contemplated by the Registration Statement and the prospectus supplement referred to in clause (ii) of this paragraph; and (iv) certificates representing such shares of Common Stock (in the form heretofore approved by the Board or a duly authorized committee thereof in accordance with the certificate of incorporation and by-

September 8, 2015

laws and the DGCL as in effect at the time of such approval) shall have been duly executed by the manual or facsimile signature of duly authorized officers of the Company under its corporate seal or a facsimile thereof (all in accordance with the Company’s certificate of incorporation and by-laws, all applicable resolutions of the Board and any duly authorized committees thereof and the DGCL as in effect at the applicable time), countersigned by the registrar and transfer agent for the Common Stock, registered in the Company’s books and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof (in cash or another form of legally permissible consideration) in an amount not less than the aggregate par value thereof, all in accordance with the Governing Documents, the resolutions contemplated by clause (iii) and this clause (iv) of this paragraph and the DGCL.

2. With respect to an offering of shares of Preferred Stock of any series covered by the Registration Statement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such shares of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in accordance with the Governing Documents and the DGCL (A) establishing the number of shares of such series and the designation, powers, preferences and rights of the shares of such series and any qualifications, limitations or restrictions thereon, (B) authorizing and approving the form, terms, execution, delivery and performance of a Certificate of Designation with respect to such series of Preferred Stock and the form of certificate evidencing the shares of such series of Preferred Stock, and (C) authorizing and approving the filing of such Certificate of Designation and the issuance, sale and delivery of such shares of Preferred Stock at a purchase price (payable in cash or another form of legally permissible consideration) in an amount not less than the aggregate par value thereof, in each case as contemplated by the Registration Statement and the prospectus supplement referred to in clause (ii) of this paragraph; (iv) such Certificate of Designation shall have been duly executed, acknowledged and delivered by duly authorized officers of the Company and filed with the Secretary of State of the State of Delaware, all in accordance with the Governing Documents, the resolutions contemplated by clause (iii) of this paragraph and the DGCL; and (v) certificates representing such shares of Preferred Stock shall have been duly executed and delivered by duly authorized officers of the Company under its corporate seal, countersigned by the registrar and transfer agent for such series of Preferred Stock, registered in the Company’s books and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor (payable in cash or another form of legally permissible consideration) in an amount not less than the aggregate par value thereof, all in accordance with the Governing Documents, the resolutions contemplated by clauses (iii) and (iv) of this paragraph and the DGCL.

September 8, 2015

3. With respect to an offering of Depositary Shares covered by the Registration Statement, the Depositary Receipts evidencing such Depositary Shares will entitle the holders thereof to the rights specified in such Depositary Receipts and the related Deposit Agreement when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Depositary Shares and the requisite number of shares of the series of Preferred Stock underlying such Depositary Shares (the “Underlying Preferred Shares”) shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in accordance with the Governing Documents and the DGCL authorizing and approving the form, terms, execution, delivery and performance of such Deposit Agreement or such Depositary Receipts and the issuance, sale and delivery of such Depositary Shares and Depositary Receipts at a purchase price (payable in cash) in an amount not less than the aggregate par value of the Underlying Preferred Shares, in each case as contemplated by the Registration Statement and the prospectus supplement referred to in clause (ii) of this paragraph; (iv) the actions described in paragraph (3) above shall have been taken with respect to the Underlying Preferred Shares, the related Certificate of Designation and the certificates evidencing such Underlying Preferred Shares; (v) without limitation to clauses (iii) and (iv) of this paragraph, the Board or a duly authorized committee thereof shall have adopted final resolutions in accordance with the Governing Documents and the DGCL authorizing and approving the issuance, sale and delivery of the Underlying Preferred Shares in accordance with the terms of such Deposit Agreement at a purchase price (payable in cash) in an amount not less than the aggregate par value thereof; (vi) such Deposit Agreement shall have been duly executed and delivered by duly authorized officers of the Company and duly authorized, executed and delivered by the Depositary named therein; (vii) certificates representing the requisite number of duly authorized, validly issued, fully paid and nonassessable Underlying Preferred Shares shall have been delivered to and deposited with such Depositary in accordance with the terms of such Deposit Agreement against payment of the agreed consideration therefor (in cash) in an amount not less than the aggregate par value thereof, all in accordance with the Governing Documents, the resolutions contemplated by clauses (iii), (iv) and (v) of this paragraph and the DGCL; and (viii) the Depositary Receipts evidencing such Depositary Shares shall have been duly authorized, executed and delivered by such Depositary in accordance with such Deposit Agreement and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor (in cash) in an amount not less than the aggregate par value of the Underlying Preferred Shares, all in accordance with the Governing Documents, the resolutions contemplated by clauses (iii), (iv) and (v) of this paragraph and the DGCL.

Our opinion in (3) above is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

September 8, 2015

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of the Securities: (i) the applicable Securities will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto; (ii) the execution, delivery and performance by the Company of the applicable Transaction Documents and the issuance, sale and delivery of the applicable Securities (including, without limitation, any Underlying Preferred Shares) will not (A) contravene or violate the Governing Documents, any other resolutions adopted by the Board or any duly authorized committee thereof, the DGCL or any other law, rule or regulation applicable to the Company, (B) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect); (iii) all of the actions taken by the Company as contemplated by paragraphs (1) through (3) above shall have been taken pursuant to and in accordance with the Governing Documents, any other applicable resolutions adopted by the Board of Directors or any duly authorized committee thereof, the DGCL and any other applicable laws, rules or regulations; (iv) the authorization by the Company of the transactions described above, the Transaction Documents and the other instruments, agreements and other documents entered into by the Company in connection with the transactions described above will not have been rescinded and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements and other documents; (v) the Charter, By-Laws and Resolutions, as currently in effect, will not have been modified or amended and will be in full force and effect; (vi) the form, terms, execution, delivery and performance of the Transaction Documents and the issuance, sale, and delivery of the Securities (including, without limitation, any Underlying Preferred Shares) shall have been duly authorized and approved, by a duly authorized committee thereof or, to the extent permitted by the Governing Documents and the DGCL and authorized by resolutions duly adopted by the Board or any duly authorized committee thereof, by duly authorized officers of the Company acting pursuant to authority delegated to such officers by the Board or a duly authorized committee of the Board, all in accordance with, and within any parameters or limitations established by, the Governing Documents, any other applicable resolutions of the Board or any duly authorized committee thereof, the Transaction Documents, the DGCL and any other applicable laws, rules or regulations, such terms will be accurately reflected in the applicable Transaction Documents and any other instruments, agreements and certificates governing, evidencing or establishing the forms and terms of such Securities and the issuance, sale and delivery of the Securities (including, without limitation, any Underlying Preferred Shares) will not be subject to any preemptive or other similar rights; and (vii) the Company will be a corporation validly existing and in a good standing under the laws of the State of Delaware, will be in compliance with all applicable laws, rules and regulations relevant

September 8, 2015

to the opinions expressed herein, and will have a number of authorized and unissued shares of Common Stock and Preferred Stock sufficient to provide for the issuance of all shares of Common Stock and Preferred Stock (including, without limitation, Underlying Preferred Shares) issued pursuant to the transactions contemplated above. We have further assumed that the Transaction Documents (other than any Certificate of Designation or certificate evidencing shares of Common Stock or Preferred Stock) will be governed by and construed in accordance with the laws of the State of New York.

With respect to each Transaction Document and other instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto.

This opinion letter is limited to the DGCL and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or in the each case as to any matters arising thereunder or relating thereto.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP